Exhibit 99.1

FOR IMMEDIATE RELEASE: NEWS

El Cajon, California, November 14, 2004

Spectre Gaming Closes $4 Million Private Placement

Spectre Gaming, Inc. (OTCBB: “SGMG”) announced that it had received $4,091,073 in gross proceeds from a private placement consisting of 1,636,429 units, each unit consisting of one share of common stock and one five-year warrant to purchase one share of common stock at a price of $3.75 per share. The securities sold have not been registered under the Securities Act of 1933, but were offered in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act. The securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities of the Company.

This news release contains various “Forward-Looking Statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are intended to be covered by the safe harbors created thereby. Statements made in this release which are not historical in nature are referred to as forward-looking statements, should be viewed as uncertain and should not be relied upon. Additional factors that could cause actual results to differ materially from those in forward-looking statements include those set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2003, and in other filings made, from time to time, by the Company with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date when made and the Company does not undertake to update such statements.

Contact: Russell Mix or Brian Niebur, (612) 279-2030